                                PPO AGREEMENT

THIS AGREEMENT is entered into as of this 1st day of October, 1990, between AFFORDABLE HEALTH CARE CONCEPTS, a California corporation, (hereinafter referred to as "AFFORDABLE"), and National Association of Letter Carriers Health Benefit Plan (Non-Group and Staff), (hereinafter referred to as "PLAN").

WHEREAS, AFFORDABLE has established, and/or intends to establish, various Health Care Provider Networks by entering into contracts with various hospitals and other health care providers for the provision of health care services which PLAN is interested in on behalf of its Health Plans for its Covered Persons.

THEREFORE, in accordance with the terms and conditions contained herein, the parties agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS






1.1 "Chemical Dependency Network" means all of the providers of inpatient or outpatient care for treatment of alcohol or other substance abuse who have entered into contracts with AFFORDABLE to provide substance abuse services.

1.2 "Claims Administrator" means the entity which the PLAN employs to administer and process its health plan claims.

1.3 "Contract Provider" means a health care provider included within one of the networks defined herein such as a hospital, residential facility, clinic, laboratory or physician, or the like, which has contracted with AFFORDABLE for the provision of health care services.

1.4 "Contract Rate(s)" means the rate(s) specified in the contract between AFFORDABLE and a Contract Provider, which may be in the form of per diems, case or procedure rates, discounts off charges, 1974 California Relative Value Scale (CRVS) value conversion factors or other reimbursement methods.

1.5 "Covered Person" means a person who is entitled to benefits for health care services under the Health Plan.

1.6 "Health Care Provider Networks" means the individual networks defined in this Article 1.

1.7 "Health Plan" means the contract, certificate, policy, health plan document or any other document offered or sponsored by PLAN under which a Covered Person may be entitled to receive reimbursement for health care services. A Health Plan may include, but is not limited to, an indemnity plan, a health maintenance organization, an insurance group health plan, and a Workers' Compensation plan.

1.8 "Hospital Claims Pricing Service" means a service available from AFFORDABLE to assist PLAN in accurate and timely adjudication of claims by Covered Persons for health care services obtained from a hospital which is a Contract Provider.

1.9 "Hospital Network" means all of those general acute care and psychiatric hospitals which have entered into contracts with AFFORDABLE for the provision of inpatient and outpatient health care services including general acute, psychiatric and chemical dependency care services.

1.10 "Implementation Date" means the date on which the Contract Rate(s) became available to Covered Persons.

1.11 "Outpatient Care Network" means all of those physicians, laboratories, imaging centers, freestanding outpatient surgery facilities and other entities who have entered in contracts with AFFORDABLE to provide outpatient care services.

1.12 "Provider Agreement" means the agreement between AFFORDABLE and a Contract Provider for the delivery of health care services.

                                  ARTICLE 2

                            DUTIES OF AFFORDABLE

AFFORDABLE agrees to the following:


2.1 AFFORDABLE establishes and maintains various Health Care Provider Networks by entering into Provider Agreements with Contract Providers for the delivery of health care services at negotiated rates for PLAN and AFFORDABLE's other clients.

2.2 AFFORDABLE agrees to make available to PLAN the Health Care Provider Networks identified in Appendix A attached hereto upon the terms and conditions set out in this Agreement.

2.3 AFFORDABLE may at any time, and in its sole discretion, add and/or delete any Contract Provider(s) from any of its Health Care Provider Networks.

2.4 Prior to the Implementation Date, AFFORDABLE will furnish PLAN with a listing of all Contract Providers and Outpatient Care Network Contract Rate(s) as applicable to each Health Care Provider Network set out in Appendix A. This will be provided on hard copy for the Hospital Networks and magnetic tape for the Outpatient Care Net Works.

       Periodically AFFORDABLE may furnish PLAN with updates as to rate changes, changes in identity of Contract Providers, and changes in Procedure Code listings. Such updates shall be provided not less than quarterly.

2.5 AFFORDABLE shall provide notice to Contract Providers regarding the PLAN's selection of Health Care Provider Networks in conjunction with its quarterly provider bulletin, or earlier as determined practical by AFFORDABLE.

2.6 AFFORDABLE agrees to make available to PLAN, at PLAN's request, its personnel for assistance in the implementation of the services hereunder, including but not limited to, consultation regarding the most appropriate approach to informing Covered Persons about each Health Care Provider Network and the most effective means of utilizing each Network.

       In those cases where such assistance is beyond the scope of AFFORDABLE's usual services, AFFORDABLE shall be reimbursed by PLAN on a consultant basis for its personnel, their travel and other expenses at its customary rates. However, in each case where AFFORDABLE contemplates reimbursement, it shall so notify PLAN prior to incurring such fees and costs.

2.7 AFFORDABLE shall provide instruction to PLAN concerning data and claims processing to describe how payment of claims is to be made pursuant to this Agreement.

2.8 AFFORDABLE shall perform Hospital Claims Pricing Services for PLAN. AFFORDABLE shall compute a reimbursement amount payable for each contract hospital claim submitted to PLAN for a Covered Person. This amount will be based on the negotiated rates for hospital services at the Contract Provider, and the amount will not be based on Plan benefits. To facilitate this function, PLAN agrees to submit all Hospital Network claims to AFFORDABLE in a timely manner. AFFORDABLE will compute the contract rates for each contract hospital claim and return each claim to PLAN with a transmittal sheet indicating the computed amount. At the end of each calendar month, AFFORDABLE will generate a listing of claims processed during the month and the amount of AFFORDABLE's fees in accordance with Appendix A.

2.9 AFFORDABLE shall annually, based on the anniversary date of the Health Care Provider Network(s) selected by PLAN, prepare and deliver up to 20 copies of its standard management information system (MIS) reports which shall summarize the utilization, cost of health care services provided to Covered Persons and savings achieved as a direct result of Health Care Provider Networks over a one year period.

       On written request of PLAN, for matters of special interest to PLAN, AFFORDABLE will provide such special reports as it is capable of providing and which are requested in writing by PLAN. If additional expense will be incurred by AFFORDABLE in preparing such reports, AFFORDABLE will promptly provide a written cost estimate and production schedule and obtain PLAN's approval of such costs prior to preparing any such reports.


2.10 Information and records obtained or prepared by AFFORDABLE in performing its obligations under this Agreement shall be kept confidential in accordance with applicable state and federal laws.

2.11 AFFORDABLE certifies that it has contracted with Health Care Providers that meet its credentialing and recredentialing procedures. AFFORDABLE will provide PLAN in writing any substantial changes to its current credentialing and recredentialing procedures.

2.12 Effective January 1, 1992, AFFORDABLE agrees to provide a toll-free telephonic contract provider directory service for use by PLAN's Covered Persons.

                                  ARTICLE 3

                               DUTIES OF PLAN

PLAN agrees to the following:

3.1 PLAN shall identify as its Contract Providers all of the Contract Providers who are part of the Health Care Provider Network(s) identified in Appendix A who provide services covered under PLAN's Health Plan.

3.2 PLAN shall reimburse directly each Contract Provider for all covered services according to the effective Contract Rates. Such payment shall not include any applicable co-payments or charges for non-covered services which Provider may charge and/or bill Covered Person directly.

3.3 PLAN shall pay Contract Providers within thirty (30) days of receipt of claims that are accurate and complete. Failure to comply with this provision may result in the penalty set out in 3.5 below.

3.4 PLAN's Health Plan shall include financial incentives to Covered Persons to encourage use of Contract Providers for health care services covered by the Health Plan. Such Health Plan shall be submitted to AFFORDABLE no later than 30 days after the Implementation Date.

3.5 In the event that PLAN shall default in its obligations or duties set out in paragraphs 3.2, 3.3 or 3.4, AFFORDABLE shall have the right to terminate PLAN's right to Contract Rates from one or more Contract Providers. Provided, however, such termination shall be effective not earlier than the 20th day after AFFORDABLE shall have provided PLAN written notice of the specific default(s) and if PLAN has not cured said default within said 20 day period.

3.6 PLAN agrees to print and distribute to Covered Persons lists and instructions for use which include names and addresses of all Contract Providers. These materials shall advise Covered Persons that the list of Contract Providers may change from time to time and Covered Person is obligated to confirm with PLAN the Contract Provider status.

3.7 PLAN acknowledges the validity of AFFORDABLE's and AFFORDABLE's Contract Providers' service marks, trademarks, copyrights, and other proprietary marks and that the same are the sole property of AFFORDABLE or AFFORDABLE's Contract Providers, as the case may be. PLAN shall not in any way infringe upon or harm the rights of AFFORDABLE or AFFORDABLE's Contract Providers in their proprietary marks.

       PLAN shall protect the integrity of both AFFORDABLE's and AFFORDABLE's Contract Providers' said service and proprietary marks and copyrights to the extent they are used by PLAN. PLAN shall not, without the prior written approval of AFFORDABLE, use any mark or name in connection with providing services contemplated under this Agreement.

3.8 PLAN shall promptly notify AFFORDABLE of its inability to meet its payment obligations to AFFORDABLE and Contract Providers. AFFORDABLE shall have the right, in its sole discretion, to notify Contract Providers of PLAN's failure to promptly pay its obligations or of its inability to pay such obligations so that Contract Providers may cease providing services to PLAN's Covered Persons at Contract Rates.

3.9 PLAN shall follow the reimbursement procedures relative to payment of Contract Providers established by AFFORDABLE from time to time.

       PLAN shall indicate on the Explanation of Payment (EOP) to the Contract Provider that reimbursement is pursuant to the AFFORDABLE PPO Agreement. The EOP shall identify the balance owed by Covered Person, the date of service and provide sufficient information to allow Contract Providers to reconcile payment with the billed amount.

3.10 PLAN shall provide Covered Persons with ID cards with the AFFORDABLE logo or such other means which will identify Covered Persons as eligible to receive Contract Rates.

3.11 Any written or printed material prepared for general circulation by PLAN relating to AFFORDABLE's services or obligations under this Agreement which is to be published, disseminated, released or prepared for distribution by PLAN to Covered Persons or to the general public will be released only after consultation with and approval by AFFORDABLE which shall not be unreasonably withheld.

3.12 PLAN shall be responsible for responding to Covered Persons' questions concerning benefits, and to provide Covered Persons with information concerning the current status of Contract Providers.

3.13 Because an effective PPO program requires a utilization review program to prevent provision of unnecessary services, PLAN has retained the services of HealthCare COMPARE Corp. ("COMPARE") to perform utilization review. However, AFFORDABLE shall have no responsibility either to the Covered Person or to PLAN for the delivery or results of such utilization review program. PLAN agrees that its health plan will include a hospital utilization review program which will substantially conform with the hospital utilization review program described in the Utilization Review Agreement between PLAN and COMPARE dated as of January 1, 1989.

3.14 PLAN shall maintain a procedure for prompt verification of a Covered Person's eligibility under the Health Plan. The procedure shall provide verification of a Covered Person's eligibility during normal working hours if requested by a Contract Provider.

3.15 PLAN is solely responsible for compliance with all laws, rules and regulations that are now or hereafter promulgated by any governmental authority or agency and that govern or apply to the use of the services contemplated herein.

3.16 PLAN hereby agrees that within the geographic areas covered by AFFORDABLE's Health Care Provider Networks set out in Appendix A it will exclusively offer to its Covered Persons only AFFORDABLE's Contract Providers and Health Care Provider Networks and it will not enter into any agreement with any other health care networks or provider of health care networks to provide health care services to its Covered Persons or in any way compete with or encourage competition with

        AFFORDABLE's Health Care Provider Networks or cause to be provided to its Covered Persons health care services which are competitive to those provided in the AFFORDABLE Health Care Provider Network; except that this shall not prohibit PLAN from independently operating or participating in an entity which provides the delivery of health care services or fee-for-service health care insurance business through non-network type organizations or plans, such as HMOs, which are noncompetitive to AFFORDABLE's Health Care Network.

3.17 PLAN shall perform OCN Claims Pricing. AFFORDABLE shall review hard copy outpatient claims from Contract Providers incurred during the initial three months after the Implementation Date of the Health Care Provider Network and submitted by PLAN to determine the accuracy of claims payment pursuant to the Contract Rates. PLAN will indicate what was paid on the submitted claims. The number of claims subject to this review will be determined by PLAN and provided at no additional cost.
        If it is determined by AFFORDABLE that PLAN is making incorrect payments, AFFORDABLE will assist PLAN in determining the proper allowable charge.

                                  ARTICLE 4

                              DATA REQUIREMENTS

4.1 PLAN shall provide AFFORDABLE with the necessary data and/or information that is required to process AFFORDABLE's annual Management Information System (MIS) report for PLAN. The MIS Report shall be based upon the most current data made available to AFFORDABLE up to a maximum of the 12 preceding months. All data and/or information must be submitted to AFFORDABLE in computer readable form and must contain the data necessary to produce the reports. Data for the MIS Report must be received and validated no later than 90 days prior to the Health Care Provider Network anniversary date. AFFORDABLE will, at no cost, make any initial changes or modifications to its reporting programs to accept the data and information submitted by the PLAN. All subsequent changes resulting from PLAN modifying their data format will be completed, but all services associated with these changes will be billed to PLAN at AFFORDABLE's standard fees.

4.2 If PLAN elects to submit the above mentioned data and/or information in non-computer readable format, PLAN will be billed at AFFORDABLE standard fees for all services and charges associated with the preparation of submitted data to convert information into a computer readable format.

4.3 Any charge associated with the preparation of the data to be given to AFFORDABLE shall be the responsibility of the PLAN.

                                  ARTICLE 5

                                    FEES

5.1 PLAN agrees to pay AFFORDABLE, as a fee for services rendered by AFFORDABLE, those sums which are arrived at by using the fee schedule set out in Appendix A. AFFORDABLE shall have the right to amend Appendix A by adding fee schedules for Health Care Provider Networks which PLAN hereafter elects to add.

5.2 With respect to the Hospital Network services provided by AFFORDABLE in accordance with Appendix A, PLAN shall pay AFFORDABLE the fees due within 10 days of receipt by PLAN of a billing by AFFORDABLE showing the amount due for services rendered during the preceding calendar month.

5.3 There shall be added to any fees due AFFORDABLE, as described in Appendix A, amounts equal to any use or sales tax, or any tax in lieu thereof, imposed by any governmental agency with respect to services rendered by AFFORDABLE.

5.4     Additional Services

        In addition to routine services described in this Agreement, if requested by PLAN, AFFORDABLE agrees to provide additional services at the fees described below:

        a. For activities performed by AFFORDABLE including its personnel and computer services, AFFORDABLE's fees will be at its standard rates.

        b. For such other services requested by PLAN, AFFORDABLE will provide such services at fees agreed to by both parties.

5.5     Price Adjustments

        For all fees which are charged on an hourly basis, AFFORDABLE shall have the right to increase such fees upon ninety (90) days advance written notice.

5.6 For the Outpatient Care Network ("OCN"), PLAN shall provide a monthly OCN Savings report and along with said report shall pay to AFFORDABLE the total fee due AFFORDABLE on or before the 20th of the month.

                                  ARTICLE 6

                                    TERM


6.1 This Agreement shall commence upon the execution hereof and shall terminate on December 31, 1993 and shall automatically renew for consecutive one (1) year terms thereafter, unless terminated or amended as hereinafter set forth.

                                  ARTICLE 7

                                 TERMINATION

7.1 This Agreement may be terminated by written notice thereof given by PLAN to AFFORDABLE if any one of the following occurs, but in no event shall such termination relieve AFFORDABLE from any of its obligations incurred under this Agreement:

        7.1.1 Failure of AFFORDABLE to meet any material covenant, agreement, or obligation provided for in this Agreement if it has not commenced to cure any such default within twenty (20) days after written notice thereof to AFFORDABLE by PLAN.

        7.1.2 AFFORDABLE becomes insolvent, or is adjudicated as a bankrupt, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors. If any of these events occurs, no interest in this Agreement shall be deemed an asset of creditors. No interest in this Agreement shall be deemed an asset or liability of AFFORDABLE, nor shall any interest in this Agreement pass by the operation of law without the consent of PLAN.

        7.1.3 Upon the expiration date of the initial term or any extension of the term with at least ninety (90) days written notice to AFFORDABLE prior to the end of the Term of this Agreement or any extension of the Term.

7.2 This Agreement may be terminated by written notice thereof given by AFFORDABLE to PLAN if any one of the following occurs, but in no event shall such termination relieve PLAN from any of its obligations incurred under this Agreement:

       7.2.1 Failure of PLAN to meet any material covenant, agreement, or obligation provided for in this Agreement if it has not commenced to cure any such default within twenty (20) days after written notice thereof to PLAN by AFFORDABLE.

       7.2.2 Failure of PLAN to make payment provided for under this Agreement when due, and if payment is not made within twenty
                (20) days following written notice of non-payment sent by AFFORDABLE to PLAN.

       7.2.3 PLAN becomes insolvent, or is adjudicated as a bankrupt, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors. If any of these events occurs, no interest in this Agreement shall be deemed an asset of creditors. No interest in this Agreement shall be deemed an asset or liability of PLAN, nor shall any interest in this Agreement pass by the operation of law without the consent of AFFORDABLE.

       7.2.4 Upon the expiration date of the initial term or any extension of the term with at least ninety (90) days written notice to PLAN prior to the end of the Term of this Agreement or any extension of the Term.

7.3 Upon the effective date of the termination of this Agreement for any reason:

       7.3.1 PLAN shall promptly notify Covered Persons of such termination. A copy of the Notice to Covered Persons shall be mailed to AFFORDABLE at the same time it is distributed to Covered Persons.

       7.3.2 PLAN shall immediately cease reimbursing Contract Providers at the Contract Rates except for those Covered Persons admitted to a Contract Provider prior to the termination effective date.

       7.3.3 Upon termination of this Agreement for PLAN's failure to comply with the terms of this Agreement, PLAN shall reimburse AFFORDABLE for the costs incurred in the notification of Contract Providers as described in Appendix A.

       7.3.4 Termination of this Agreement shall not affect any rights or obligations hereunder which shall have previously accrued, or shall thereafter arise with respect to any occurrence prior to termination, and such rights and obligations shall continue to be governed by the terms of this Agreement.

                                  ARTICLE 8

                                   RECORDS



8.1 AFFORDABLE and PLAN shall maintain such records as shall accurately reflect the billed charges made for each service rendered and the difference between such billed charges and the Contract Rate(s). To the extent practical, such records shall be kept in accordance with generally accepted accounting principles.

8.2 Subject to Article 9 hereof, AFFORDABLE agrees that at its office, during normal business hours, and upon not less than seven (7) days advance notice, or upon reasonable notice in the event of an emergency, PLAN shall have access to and the right to examine records which AFFORDABLE has kept which relate directly to PLAN. Such access and right of examination shall continue to be provided to PLAN for a period of not less than two (2) years after the date of discharge or the end of the treatment or other health care service provided to a Covered Person.

       Subject to Article 9 hereof, PLAN agrees that at its office, during normal business hours, and upon not less than seven (7) days advance notice, or upon reasonable notice in the event of an emergency, AFFORDABLE shall have access to and the right to examine records which PLAN has kept which relate directly to AFFORDABLE. Such access and right of examination shall continue to be provided to AFFORDABLE for a period of not less than two (2) years after the date of discharge or the end of the treatment or other health care service provided to a Covered Person.


                                  ARTICLE 9

                               CONFIDENTIALITY

9.1 The parties agree that the Provider Contract Rates are confidential and will be kept in strictest confidence. Therefore, PLAN hereby certifies that such rates shall be disclosed by PLAN only to the extent and only to such persons or entities as are necessary to carry out the specific terms of this Agreement. PLAN shall also ensure that each person or entity to which PLAN discloses Provider Contract rates certifies or otherwise provides assurance to PLAN that the rates will be treated as confidential.

9.2 AFFORDABLE agrees to keep in confidence all specific medical patient information received which by applicable law is deemed confidential.

9.3 In order for AFFORDABLE to effectively provide services to PLAN, it is necessary and desirable for AFFORDABLE to disclose to PLAN confidential and proprietary information relating to AFFORDABLE's past, present and future activities. Since it is difficult to separate confidential and proprietary information from that which is not, PLAN will regard all information obtained from AFFORDABLE as a result of services hereunder as proprietary information. All confidential information will be permanently safeguarded and kept confidential by PLAN.

9.4 Neither party will be liable for disclosure of any information received from the other under this Agreement if:

          (1) The information is generally available to or known to the public or is obtained by PLAN from third parties.

          (2) The information was known to PLAN prior to the implementation of this Agreement.


                                 ARTICLE 10

                             GENERAL PROVISIONS

10.1 This Agreement is entered by and between the parties signing it and for their benefit. There is no intent by either party to create or establish third party beneficiary status or rights or their equivalent in any Covered Person, subcontractor or other third party which may be affected by the operation of this Agreement, and no such third party shall have any right to enforce any right or enjoy any benefit created or established under this Agreement.

10.2 The relationship of the parties is that of Independent Contractors. Nothing herein is intended or will be construed to establish any agency, employment, partnership, or joint venture relationship between the parties. Each party shall be solely responsible for the direction, control and management of its agents and employees.

10.3 Neither party will be responsible for, nor deemed to be in default under this Agreement on account of, any failure or delay in performance hereunder (except for the failure to make any payment when due) due to acts of God or governmental authority, strikes or labor disputes, fires or any other cause beyond the control of the party.

10.4 This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and their successors and assigns. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understandings, whether oral or written.

10.5 This Agreement may be amended only by mutual written agreement between the parties. Neither party shall have the right or power to assign any rights or duties pursuant to this Agreement without the express written consent of the other party.

10.6 The paragraph headings are for convenience only and shall not be deemed to limit, define, or restrict the meaning or contents thereof.

10.7 The provisions of Articles 2.10, 5, 7.3, 8, 9, and 10 shall survive the termination of this Agreement.

10.8 This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Illinois.

10.9 In the event any provision of this Agreement conflicts with laws applicable hereto or under which this Agreement is construed, or if any provision of this Agreement shall be held illegal or unenforceable or partially illegal or unenforceable by a court with jurisdiction over the parties to this Agreement, then this Agreement shall be modified to conform with said laws or judicial determination and such provision shall be construed and enforced only to such extent as it may be a legal and enforceable provision, and all other provisions of this Agreement shall be given full effect separately therefrom and shall not be affected thereby.

10.10 Neither the execution of this Agreement nor the performance of its obligations constitutes an undertaking by AFFORDABLE to guarantee the results of health care provider services to Covered Persons or that such will be rendered in accordance with generally accepted medical standards or procedures; all such services and the results thereof are determined by the Contract Provider.

10.11 If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs in addition to any other relief to which it may be entitled.

10.12 Notices and Payments: Any notice required pursuant to this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, to the addressees of the parties set forth below in this Agreement. Notice so sent will be deemed effective when delivered in the mail with postage pre-paid. All notices, payments and other communications shall be addressed as follows:
       to AFFORDABLE:

       (1)          AFFORDABLE Health Care Concepts
                    2485 Natomas Park Drive, Suite 600
                    Sacramento, California 95833
                    Attn: President

       (2)   COPY   HealthCare COMPARE Corp.
                    3200 Highland Avenue
                    Downers Grove, Illinois 60515
                    Attn: Vice President of Administration

       to PLAN:     National Association of Letter PLANs
                    Health Benefit Plan (Non-Group and Staff)
                    20547 Waverly Court
                    Ashburn, VA 22093
                    Attn: Mr. Harry Boteler
                          Administrator

10.13 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Exhibits and Schedules attached hereto are by reference deemed incorporated herein.

IN WITNESS WHEREOF the parties have executed this Agreement the day and date first above written by their duly authorized officers for and on behalf of said corporation.



National Association of Letter           AFFORDABLE Health Care Concepts
Carriers Health Benefit Plan
(Non-Group and Staff)

By: Robert Vincenze                      By: James C. Smith
   ---------------------------------        ---------------------------------------
                                                   Authorized Signatory
Title:   Director                        Title:  as President, Healthcare COMPARE Corp.
      -------------------------------          -------------------------------------

Date:    March 9, 1992                   Date:   4/1/92
     --------------------------------          -------------------------------------


                            PPO AGREEMENT BETWEEN
                       AFFORDABLE HEALTH CARE CONCEPTS
                                     AND
                   NATIONAL ASSOCIATION OF LETTER CARRIERS
                  HEALTH BENEFIT PLAN (NON-GROUP AND STAFF)

                                  APPENDIX A


I.       Network(s) Selected:

                                 Health      Geo-         Implementation       % of        Fixed Monthly
                                 Plan        graphic      Date                 Savings     Minimum Fee
                                 ----        Area         ----                 -------     --------------
                                             ----
[x] Hospital Network             FEHBP       AL           06/01/91             23%         N/A
                                             AK           02/01/92             23%         N/A
(Includes Chemical                           AR           05/01/91             23%         N/A
Dependency Network)                          AZ           12/01/90             23%         N/A
                                             CA           10/01/90             23%         N/A
                                             CO           10/01/90             23%         N/A
                                             D.C.         10/01/90             23%         N/A
                                             FL           10/01/90             23%         N/A
                                             GA           10/01/90             23%         N/A
                                             IA           06/01/91             23%         N/A
                                             ID           02/01/92             23%         N/A
                                             IL           10/01/90             23%         N/A
                                             IN           12/01/90             23%         N/A
                                             KS           10/01/90             23%         N/A
                                             KY           10/01/90             23%         N/A
                                             LA           05/01/91             23%         N/A
                                             MA           12/01/90             23%         N/A
                                             MI           06/01/91             23%         N/A
                                             MN           05/01/91             23%         N/A
                                             MO           10/01/90             23%         N/A
                                             MS           09/01/91             23%         N/A
                                             MT           01/01/92             23%         N/A
                                             NC           05/01/91             23%         N/A
                                             NE           09/01/91             23%         N/A
                                             NJ           12/01/91             23%         N/A
                                             NM           10/01/90             23%         N/A
                                             NV           10/01/90             23%         N/A
                                             OH           01/01/91             23%         N/A
                                             OK           06/01/91             23%         N/A
                                             OR           10/01/90             23%         N/A
                                             PA           12/01/90             23%         N/A
                                             RI           12/01/91             23%         N/A
                                             SC           05/01/91             23%         N/A
                                             SD           12/01/91             23%         N/A
                                             TN           12/01/90             23%         N/A
                                             TX           10/01/90             23%         N/A
                                             UT           10/01/90             23%         N/A
                                             VA           10/01/90             23%         N/A
                                             WA           10/01/90             23%         N/A
                                             WI           02/01/91             23%         N/A

[x] Outpatient Care              FEHBP       AL           01/01/92             23%         N/A
Network                                      AZ           01/01/92             23%         N/A
                                             CA           01/01/92             23%         N/A
                                             CO           01/01/92             23%         N/A
                                             D.C.         01/01/92             23%         N/A
                                             FL           01/01/92             23%         N/A
                                             GA           01/01/92             23%         N/A
                                             IL           01/01/92             23%         N/A
                                             KS           01/01/92             23%         N/A
                                             KY           01/01/92             23%         N/A
                                             LA           01/01/92             23%         N/A
                                             MA           01/01/92             23%         N/A
                                             MD           01/01/92             23%         N/A
                                             MN           01/01/92             23%         N/A
                                             MO           01/01/92             23%         N/A
                                             NM           01/01/92             23%         N/A
                                             NV           01/01/92             23%         N/A
                                             OH           01/01/92             23%         N/A
                                             OK           01/01/92             23%         N/A
                                             OR           01/01/92             23%         N/A
                                             PA           01/01/92             23%         N/A
                                             TN           01/01/92             23Z         N/A
                                             TX           01/01/92             23%         N/A
                                             UT           01/01/92             23%         N/A
                                             VA           01/01/92             23%         N/A
                                             WA           01/01/92             23%         N/A
                                             WI           01/01/92             23%         N/A





II.    Use of Networks


       A. AFFORDABLE agrees to make available to PLAN all new Health Care Provider Networks developed by AFFORDABLE throughout the United States as of the effective date of implementation of each such network.

       B. PLAN agrees to utilize each new AFFORDABLE Health Care Provider Network within ninety (90) days of receipt of notification of such network's existence, provided that PLAN does not have a contract with a competing health care provider network after first offering AFFORDABLE the right of first refusal to develop a network in such area, which offer AFFORDABLE has declined.


III.     Compensation to AFFORDABLE

         For each Health Care Provider Network selected by PLAN and commencing with the Implementation Date listed in this Appendix A, PLAN agrees to pay AFFORDABLE an amount equal to the Percentage of Savings listed in
         Section I above.

IV. For the Hospital Network, Savings are to be computed as the difference between Contract Providers' billed charges, net of payments due from other payors and the Contract Rates at Contract Providers. AFFORDABLE shall compute the savings by review and pricing of hard copy claims from Contract Providers and submitted to AFFORDABLE by PLAN in accord with Article 2.8.

         Any adjustments to the savings made by PLAN will be reconciled with payment on a quarterly basis. When reconciliation performed by AFFORDABLE or PLAN discloses that adjustment to reimbursement under this Agreement is appropriate, both parties agree to make the necessary adjustments under the terms of this Agreement.

         For OCN claims incurred during the contract period, PLAN will pay AFFORDABLE a fee equal to twenty three percent (23%) of OCN Savings for use of AFFORDABLE's Outpatient Care Networks.

         OCN Savings shall be computed as the difference between the 90th percentile of either HIAA or MDR, or the billed charges at the Contract Providers, whichever is less, net of payments due from third party payors and the Contract Rate obligation at Contract Providers.

V. PLAN and AFFORDABLE agree that use of the above-referenced Health Care Provider Networks is subject to the terms and conditions contained in this PPO Agreement.